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                                                                     EXHIBIT 5.1

                                [LBB Letterhead]



                                August 30, 2001


AMCOL International Corporation
One North Arlington
1500 West Shure Drive, Suite 500
Arlington Heights, Illinois 60004-7803

Re:  AMCOL International Corporation 1998 Long-Term Incentive Plan
     -------------------------------------------------------------

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") on or about the date of this letter to register an additional 1,000,000 shares of common stock, par value $0.01 each (the "Stock"), of AMCOL International Corporation (the "Company"), which may from time to time be offered and sold by the Company in connection with the AMCOL International Corporation 1998 Long-Term Incentive Plan, as amended (the "Plan").

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the corporate records of the Company, including its Restated Certificate of Incorporation and By-Laws, and such other documents (including the Plan and the Registration Statement) which we have deemed relevant or necessary as the basis for the opinion as hereinafter set forth. We have also reviewed originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records, documents, certificates and other papers, including certificates of public officials, as we have deemed necessary to render this opinion.

Based upon and subject to the foregoing, it is our opinion that the Stock, or any portion thereof, to the extent such Stock represents original issuances by the Company, when issued pursuant to and in accordance with the Plan after the Registration Statement has become effective under the Act, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ Lord, Bissell & Brook
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Lord, Bissell & Brook